Exhibit 99.3
AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED AGREEMENT, dated as of December 27, 2004 (the “Amendment”), amends the Second Amended and Restated Agreement, made and entered into as of August 1, 2003 (the “Agreement”), by and between CHAUTAUQUA AIRLINES, INC. (the “Company”), an Indiana corporation, and WAYNE C. HELLER (the “Executive”).

R E C I T A L S

WHEREAS, the Company and the Executive entered into the Agreement; and

WHEREAS, the Company and the Executive desire to amend the Agreement as and to the extent provided for herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Dates. All references in the Agreement to the 2005 calendar year shall be references to the 2007 calendar year. All references in the Agreement to January 1, 2005 shall be references to January 1, 2007. All references in the Agreement to July 31, 2005 shall be references to July 31, 2007.

2.    Base Salary and Severance Compensation. The references in Sections 3(a) and 4 of the Agreement to $140,000 shall be references to $170,000. The reference in Section 4 of the Agreement to $46,667 shall be a reference to $56,667.

3.    Annual Deferred Compensation. The reference in Section 3(b) of the Agreement to $56,000 shall be a reference to $68,000.

4.    Notices. All notices and other communications required or permitted hereunder shall be in writing (including facsimile, telegraphic, telex or cable communication) and shall be deemed to have been duly given when delivered by hand or mailed, certified or registered mail, return receipt requested and postage prepaid:

If to the Company:    Chautauqua Airlines, Inc.
  8909 Purdue Road
  Suite 300
  Indianapolis, IN 46268
  Attention: Bryan K. Bedford, President

If to the Executive:    Wayne C. Heller
  2115 Burning Tree Drive
  Carmel, IN 46032

5.    Signing Bonus. Upon execution of this Amendment, the Executive shall be entitled to payment of a signing bonus in the amount of $170,000.

6.    Defined Terms. All capitalized terms used herein shall have the respective meanings ascribed to such terms in the Agreement unless otherwise defined herein.

7.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.    Miscellaneous. Except as amended herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CHAUTAUQUA AIRLINES, INC.

By: /s/ Bryan K. Bedford_________
      Name: Bryan K. Bedford
      Title: President and CEO

WAYNE C. HELLER

                                                                                    /s/ Wayne C. Heller_____________

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